                             DISTRIBUTION AGREEMENT
                             ----------------------


     AGREEMENT made as of the 1st day of October, 1994 between OBERWEIS EMERGING GROWTH FUND, a Massachusetts business trust (the "Fund"), and The Chicago Corporation, a Delaware corporation ("TCC").

     WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940 (the "1940 Act"), the units of beneficial interest ("Units") of which are registered under the Securities Act of 1933, as amended; and

     WHEREAS, the Fund is authorized to issue Units in separate series with each such series representing the interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Fund has adopted a plan ("Plan") pursuant to Rule 12b-1 of the 1940 Act in order to provide for the payment of certain distribution costs by the Fund; and

     WHEREAS, the Fund, in accordance with the Plan, desires to retain TCC as the principal distributor for Units of the Fund and TCC is willing to act in such capacity;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the parties hereto agree as follows:

     1. Appointment of Distributor. The Fund hereby appoints TCC as the principal distributor of the Units of the Fund of such series of the Fund having approved this Agreement (the "Shares") upon the terms and for the periods set forth in this Agreement. TCC hereby accepts such appointment and agrees to render the services and perform the duties of distributor as set forth herein.

     2. Duties of Distributor. The following provisions shall apply to the obligations of TCC as distributor under this Agreement:

          (a) The Fund agrees to sell Shares through TCC, as agent, from time to time during the term of this Agreement upon the terms and at the current offering price described in the Fund's prospectus. Such sales may, however, be suspended whenever in the judgment of the Fund it is in its best interests to do so.

          (b) TCC will hold itself available to receive or will arrange for the receipt of orders for the purchase of Shares and will (and shall have the authority to) receive and accept or reject or arrange for the receipt and acceptance or rejection of such orders on behalf of the Fund in accordance with the provisions of the Fund's prospectus.

          (c) TCC shall not be obligated to sell any certain number of Shares.

          (d) In performing its duties hereunder, TCC shall act in conformity with the Fund's Agreement and Declaration of Trust, By-Laws, Registration Statement and prospectus, and with the instructions and directions of the officers and Trustees of the Fund, and shall comply with and conform to the requirements of the 1940 Act, the Securities Act of 1933, the Securities Exchange Act of 1934, and all other applicable federal and state laws, regulations and rulings and Rules of Fair Practice of the National Association of Securities Dealers, Inc.

          (e) TCC shall be free to render to others services different from or similar to those rendered to the Fund hereunder so long as the services hereunder are not impaired thereby. It further is understood and agreed that by separate agreement with the Fund, TCC may also serve the Fund in other capacities; that officers or employees of TCC may serve as officers or Trustees of the Fund to the extent permitted by law; and that TCC or its officers or employees are not prohibited from engaging in any other business activity or from rendering services to any other entity, or from serving as officers, directors or trustees of any other organizations, including investment companies.

     3. Unreimbursable Distribution Costs. During the term of this Agreement, TCC will pay from the fees provided under Section 7 of this Agreement without further reimbursement by the Fund the following costs related to the distribution of the Fund's Shares.

          (a) Costs of all sales presentations, mailing, advertising and any other distribution efforts which may be undertaken by TCC in its sole discretion with respect to the Shares. Such costs shall not be deemed to include the costs of preparing and setting in type prospectuses, statements of additional information, proxy materials, reports and notices or the costs of printing and distributing the same to existing shareholders and regulatory authorities.

          (b) Compensation of any personnel of TCC for activities in connection with the distribution or sale of the Shares.

     4. Representations. Neither TCC nor any other person is authorized by the Fund to give any information or to make any representation relative to the Shares other than those contained in the Fund's Registration Statement, prospectus or statement of additional information filed with the Securities and Exchange Commission as either may be amended from time to time, or in any supplemental information to said prospectus or statement of additional information approved by the Fund. TCC agrees that any other information or representations other than those specified above which it or any dealer or other person who distributes Shares through TCC may make in connection with the offer or sale of Shares shall be made entirely without liability on the part of the Fund. TCC agrees that in offering or selling Shares as agent of the Fund, it will submit to the Fund's legal counsel or other representative, as may be designated by the Fund's Board of Trustees, copies of all sales literature and other similar materials before using the same, and will not use such sales literature if disapproved by the Fund.

     5. Appointment of Firms. It is understood and agreed that TCC may in its discretion appoint broker-dealer and other firms (collectively "Firms") to assist TCC in providing distribution services to the Fund, including literature distribution, advertising and promotion. The agreements between TCC and such Firms shall be substantially in the form of the agreement attached hereto as Exhibit A (broker-dealer) or in a form otherwise approved by the Board of Trustees of the Fund.

     6. Records Retention and Confidentiality. TCC shall keep and maintain on behalf of the Fund all records which are required to be maintained pursuant to Rules 12b-1, 31a-1(d) and 31a-2(a)(3) under the 1940 Act as such rules pertain to the activities of TCC under this Agreement, and to preserve such records as required under the 1940 Act; provided, however, TCC shall not be required to maintain those records which would duplicate records required to be maintained pursuant to any other agreement entered into by the Fund. Notwithstanding the foregoing, TCC shall maintain, for a period of at least six (6) years, all records and documents which may be needed or required to support or document the entries made by TCC in its performance of services hereunder. TCC agrees that all records required to be maintained under this paragraph shall be the property of the Fund, shall be maintained in such fashion as to preserve the confidentiality thereof, and to comply with applicable rules and regulations of federal and/or state securities laws, and shall, in whole or any specified part, be available for inspection by or surrender to the Fund at any reasonable time after receipt of an appropriate written request.

     7. Annual Fee. For all of the other services to be provided by TCC hereunder, the Fund shall pay TCC compensation (the "Distribution Fee") at an annual rate that may range from .25 to .45 of 1% of the Fund's average daily net assets, as the Fund's Board of Trustees (the "Board") and TCC shall mutually agree from time to time, computed and accrued daily and payable monthly, provided that the total of the Distribution Fee and Service Fee (as defined in the Shareholder Service Agreement, of even date herewith, between the Fund and Oberweis Management, Inc.) does not exceed .50 of 1% of the Fund's average daily net assets as provided in this Agreement and the said Shareholder Service Agreement. The initial Distribution Fee shall be at the annual rate of .35 of 1% of the Fund's average daily net assets. In the event that there is more than one series of Shares, the Distribution Fee shall be allocated to the various series in proportion to the relative average daily net assets of such series.

     8. Fees to Firms. From the foregoing annual fee, TCC may pay compensation to the Firms, if any, who shall be assisting TCC in providing distribution services to the Fund.

     9. Expenses. The Fund shall assume and pay all charges and expenses of its operations not specifically assumed or otherwise to be provided by TCC under this Agreement.

     10. Reports. TCC shall prepare reports for the Trustees of the Fund on a quarterly basis showing amounts expended by TCC under this Agreement and the purposes for such expenditures, including amounts paid to the various Firms, if any, and such other information as from time to time shall be reasonably requested by the Trustees of the Fund.

     11. Limitation of Liability. Neither TCC nor any of its agents or employees shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except liability to the Fund or its Shareholders to which TCC would otherwise be subject by reason of TCC's willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. Any person, even though also an officer, employee or agent of TCC who may be or become an officer, Trustee, employee or agent of the Fund shall be deemed, when rendering services to the Fund or to any series, or acting on any business of the Fund or of any series (other than services or business in connection with TCC's duties as hereunder) to be rendering such services to or acting solely for the Fund or series and not as an officer, director, employee or agent or one under the control or direction of TCC even though paid by TCC.

     12.  Indemnification.

          (a) Subject to the conditions set forth below, the Fund agrees to indemnify and hold harmless TCC, its officers and employees, and each person, if any, who controls TCC within the meaning of Section 15 of the Securities Act of 1933 and Section 20 of the Securities Exchange Act of 1934 against any and all loss, liability, claim, damage and expense whatsoever, jointly and severally, or otherwise (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Fund's Registration Statement, the prospectus, or statement of additional information or any amendment or supplement thereof, or any advertisement or sales literature authorized by the Fund, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information with respect to TCC furnished to the Fund by or on behalf of TCC expressly for use in the Fund's Registration Statement, prospectus, statement of additional information or any amendment or supplement thereof or any advertisement or sales literature. If any action is brought against TCC or any controlling person thereof in respect of which indemnity may be sought against the Fund pursuant to the foregoing, TCC shall promptly notify the Fund in writing of the institution of such action and the Fund shall assume the defense of such action, including the employment of counsel selected by the Fund and payment of expenses. TCC, or any such controlling person thereof, shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of TCC or such controlling person unless the employment of such counsel shall have been authorized in writing by the Fund in connection with the defense of such action or the Fund shall not have employed counsel to have charge of the defense of such action, in which event such fees and expenses shall be borne by the Fund. Anything in this subparagraph to the contrary notwithstanding, the Fund shall not be liable for any settlement of any such claim or action effected without its written consent. The Fund agrees promptly to notify TCC of the commencement of any litigation or proceedings against the Fund or any of its officers or directors or controlling persons in connection with the issue and sale of shares or in connection with the Fund's Registration Statement, prospectus or statement of additional information, or any advertisement or sales literature.

     (b) TCC agrees to indemnify and hold harmless the Fund, each of its Trustees, each of its officers and each other person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act of 1933, with respect to statements or omissions, if any, made in the Fund's Registration Statement, prospectus or statement of additional information or any amendment or supplement thereof or any advertisement or sales literature in reliance upon and in conformity with information with respect to TCC furnished in writing to the Fund by or on behalf of TCC expressly for use in the Fund's Registration Statement, prospectus or statement of additional information or any amendment or supplement thereof or any advertisement or sales literature. In case any action shall be brought against the Fund or any other person so indemnified based on the Fund's Registration Statement, prospectus or statement of additional information or any amendment or supplement thereof and in respect of which indemnity may be sought against TCC, TCC shall have the rights and duties given to the Fund and the Fund and each other person so indemnified shall have the rights and duties given to TCC by the provisions of subparagraph (a) above.

     (c) Nothing herein contained shall be deemed to protect any person against liability to the Fund or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the duties of such person or by reason of the reckless disregard by such person of the obligations and duties of such person under this Agreement.

     13. Duration and Termination. This Agreement shall continue, unless sooner terminated as provided herein, until September 30, 1995, and shall thereafter continue in force from year to year so long as each such continuance is approved at least annually by the vote of the Board of Trustees of the Fund, including a majority of the Trustees of the Fund who are not interested persons (as defined in the 1940 Act) of the Fund and who have no direct or indirect financial interest in the operation of the Plan or any agreement related thereto. This Agreement may be terminated by the Fund at any time, without the payment of any penalty, upon the vote of a majority of the Trustees of the Fund who are not interested persons (as defined in the 1940 Act) of the Fund and who have no direct or indirect financial interest in the operation of the Plan or any agreement related thereto or by the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) on 60 days written notice to TCC. This Agreement may be terminated by TCC at any time, without the payment of any penalty, on 60 days written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

     14. Authority of TCC. TCC hereby represents and warrants to the Fund that no consent or approval of, or other action by, any United States federal or state regulatory authority or other person or entity, which has not been obtained or taken, is required for the execution, delivery or performance by TCC of this Agreement.

     15. Amendment of Agreement. This Agreement may be amended by mutual consent of the parties hereto, but the consent of the Fund must be by the vote of the Board of Trustees of the Fund, including a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of the Fund and who have no direct or indirect financial interest in the operation of the Plan or any agreement related thereto.

     16. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with applicable federal law and (except as to Section 17 below which shall be construed in accordance with the laws of the Commonwealth of Massachusetts) the laws of the State of Illinois, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors, subject to Section 13 above.

     17. Limitation of Shareholder and Trustee Liability. All parties hereto are expressly put on notice of the Oberweis Emerging Growth Fund Agreement and Declaration of Trust dated July 7, 1986 and all amendments thereto, all of which are on file with the Secretary of the Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of the Fund by its representative as such representative and not individually, and the obligations of the Fund hereunder are not binding upon any of the trustees, officers or shareholders of the Fund individually, but are binding upon only the assets and property of the Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                    OBERWEIS EMERGING GROWTH FUND


                                    By: /s/ James D. Oberweis
                                       -------------------------------
                                    Its: President
                                         -----------------------------

Attest:

/s/ Patrick B. Joyce
-------------------------------
Its: Executive Vice President
    ---------------------------

                                    THE CHICAGO CORPORATION


                                    By: /s/ Peter H. Wendel
                                       -------------------------------
                                    Its: Exec. V.P., Director
                                         -----------------------------

Attest:

/s/ Perry L. Taylor, Jr.
-------------------------------
Its: Exec. V.P., Gen. Counsel,
     Secretary & Director
    ---------------------------

                      EXHIBIT A TO DISTRIBUTION AGREEMENT
                      -----------------------------------


                        DISTRIBUTION SERVICES AGREEMENT
                        -------------------------------

                                (Broker-Dealer)

    THIS AGREEMENT, made as of the ______ day of ____________, 1994, between The Chicago Corporation, a Delaware corporation ("TCC"), as principal distributor for the sole series of the Oberweis Emerging Growth Fund, a Massachusetts business trust (the "Fund"), pursuant to a Distribution Agreement ("Distribution Agreement"), dated October 1, 1994, and __________________ (the "Firm");

    WHEREAS, simultaneously herewith, the Firm is entering into a certain Services Agreement (the "Services Agreement") with Oberweis Asset Management, Inc., an Illinois corporation ("OAM"), as primary shareholder service agent for the sole series of the Fund;

    NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

    1. TCC hereby appoints the Firm to assist TCC in providing distribution services to the Fund. The Firm shall provide such office space and equipment, telephone facilities, personnel, literature distribution, advertising and promotion as is necessary or beneficial for providing information and services related to the distribution of Fund shares. Such services and assistance may include, but not be limited to, processing purchase and redemption transactions, automatic investment in Fund shares of client account cash balances, answering routine client inquiries regarding the Fund, and such other distribution services as TCC may reasonably request.

    The Firm shall provide such security as is necessary to prevent unauthorized use of any on-line computer facilities. The Firm agrees to release, indemnify and hold harmless the Fund, TCC, OAM, and the Fund's investment adviser, custodian and transfer agent from any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by the Firm, its officers, employees or agents regarding the purchase, redemption, transfer or registration of Fund shares for accounts of the Firm, its clients and other shareholders of the Fund. Principals of the Firm will be available to consult from time to time with TCC concerning administration and performance of the services contemplated by this Agreement.

    The Firm accepts such appointment and agrees during such period to render such services and to assume the obligations herein set forth for the compensation herein provided. The Firm shall, for purposes herein provided, be deemed to be an independent contractor, and unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund or TCC in any way or otherwise be deemed an agent of the Fund or TCC.

    2. For the services and facilities described in Section 1, TCC will pay a fee (the "Distribution Fee") to the Firm after the end of each quarter at the annual rate of ______ of 1% of the average aggregate net asset value of the Fund shares in those accounts for which the Firm provides distribution services at a level deemed by TCC to be satisfactory; provided that the aggregate Distribution Fee paid hereunder and Services Fee as defined in and paid under the Shareholder Services Agreement shall not exceed the total annual rate of ______ of 1% of the average aggregate net asset value of the Fund shares in those accounts for which the Firm provides such distribution services at such satisfactory level of performance. TCC may in its sole discretion pay such additional amounts to the Firm as shall be deemed appropriate by TCC. For the quarter and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the quarter and year, respectively.

    3. No person is authorized to make any representations concerning the Fund or shares of the Fund except in accordance with the terms of this Agreement. Neither the Firm nor its agents will use or distribute, or authorize the use or distribution of, any statements other than those contained in the Fund's current prospectus, statement of additional information or in such supplemental literature or advertising as may be authorized by the Fund or TCC.

    4. The Firm shall prepare such quarterly reports for TCC as shall reasonably be requested by TCC.

    5. This Agreement shall become effective on the date hereof and shall continue in effect until terminated. This Agreement shall automatically terminate in the event of its assignment, as defined in the Investment Company Act of 1940, and upon any termination of the Distribution Agreement. It may also be terminated at any time by the Firm or TCC on thirty (30) days' written notice.

    6. The Firm acknowledges that TCC may enter into similar agreements with others without the consent of the Firm.

    7. If any provision of this Agreement shall be held or made invalid by a court decision, rule, or otherwise, the remainder shall not be affected thereby.

    8. All communications to TCC shall be mailed to 208 South LaSalle Street, Suite 200, Chicago, Illinois 60604-1003, Attention: Peter H. Wendell, Executive Vice President. Any notice to the Firm shall be duly given if mailed or telegraphed to the address specified below. This Agreement shall be construed in accordance with applicable federal law and the laws of Illinois.


THE CHICAGO CORPORATION                        The "FIRM"

                                               Firm Name:

                                               _________________________________

By_____________________________                By_______________________________

Its____________________________                Its______________________________

                                               Address__________________________

                                               _________________________________

                                               _________________________________

                                       2